As filed with the Securities and Exchange Commission on January 4, 2010

Registration No. 333-160739

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

under

The Securities Act of 1933

JBS USA Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2011	20-1413756
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

JBS USA Holdings, Inc.

1770 Promontory Circle

Greeley, Colorado 80634

(970) 506-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

André Nogueira de Souza

Chief Financial Officer

JBS USA Holdings, Inc.

1770 Promontory Circle

Greeley, Colorado 80634

(970) 506-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald E. Baker John R. Vetterli White & Case LLP 1155 Avenue of the Americas New York, New York 10036 (212) 819-8200	Arthur D. Robinson John C. Ericson Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment is being filed solely for the purpose of filing Exhibits 10.1.16 and 10.1.17. No change is made to the prospectus constituting Part I of the Registration Statement or Items 13, 14, 15, 16(b) and 17 of Part II of the Registration Statement.

Part II

Information not required in the prospectus

Item 16. Exhibits and financial statement schedules.

The following Exhibits are filed as part of this Registration Statement.

(a)	Exhibits:

The attached exhibit index is incorporated herein by reference.

(b)	Financial statement schedules.

None.

II-1

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeley, State of Colorado, on January 4, 2010.

JBS USA HOLDINGS, INC.

By:	/s/ WESLEY MENDONÇA BATISTA
Name:	Wesley Mendonça Batista
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ WESLEY MENDONÇA BATISTA Wesley Mendonça Batista	President, Chief Executive Officer and Director (Principal Executive Officer)	January 4, 2010

/s/ * André Nogueira de Souza	Chief Financial Officer (Principal Financial Officer)	January 4, 2010

/s/ * Joesley Mendonça Batista	Director	January 4, 2010

/s/ * José Batista Júnior	Director	January 4, 2010

/s/ WILLIAM GEORGE TRUPKIEWICZ William George Trupkiewicz	Chief Accounting Officer	January 4, 2010

*By /s/ WESLEY MENDONÇA BATISTA Wesley Mendonça Batista Attorney-in-Fact

Exhibit index

Exhibit number	Exhibit title

1.1*	Form of Underwriting Agreement

2.1**	Stock Purchase Agreement between Pilgrim’s Pride Corporation and JBS USA Holdings, Inc. dated as of September 16, 2009

2.2**	Form of Stockholders Agreement between JBS USA Holdings, Inc. and Pilgrim’s Pride Corporation

2.3**	Plan Support Agreement between JBS USA Holdings, Inc. and Mr. Lonnie A. Pilgrim dated as of September 16, 2009

3.1*	Certificate of Incorporation of the Registrant, as currently in effect

3.2*	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon closing of the offering

3.3*	Bylaws of the Registrant, as currently in effect

3.4*	Form of Amended and Restated Bylaws of the Registrant, to be effective upon closing of the offering

4.1*	Specimen Common Stock Certificate of the Registrant

5.1*	Opinion of White & Case LLP

10.1.1**	Indenture by and among JBS USA, LLC, JBS USA Finance, Inc., JBS USA Holdings, Inc., each of the other guarantors named therein, and The Bank of New York Mellon, dated April 27, 2009

10.1.2**	Indenture by and between JBS S.A., JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and J.P. Morgan Bank Luxembourg S.A., dated August 4, 2006

10.1.3**	First Supplemental Indenture by and between JBS S.A., JBS Finance Ltd., Flora Produtos de Higiene e Limpeza Ltda., and The Bank of New York Mellon, dated January 31, 2007

10.1.4**	Second Supplemental Indenture by and between JBS S.A., JBS Finance Ltd., the Registrant, and The Bank of New York Mellon, dated September 6, 2007

10.1.5**	Third Supplemental Indenture by and between JBS S.A., JBS Finance Ltd., and The Bank of New York Mellon, dated August 14, 2008

10.1.6*	Revolving Loan Credit Agreement by and among JBS USA, LLC (formerly JBS USA, Inc.), the other credit parties signatories thereto, General Electric Capital Corporation, GE Capital Markets, Inc., Credit Suisse Securities (USA) LLC, Rabobank Nederland, JPMorgan Securities Inc. and JPMorgan Chase Bank, N.A., dated November 5, 2008

10.1.7*	Amendment No. 1 to Revolving Loan Credit Agreement, dated December 29, 2008

10.1.8*	Amendment No. 2 to Revolving Loan Credit Agreement, dated April 22, 2009

10.1.9*	Guaranty and Security Agreement by and among JBS USA, LLC (formerly JBS USA, Inc.), each other grantor party thereto and General Electric Capital Corporation, dated November 5, 2008

10.1.10*	Amended and Restated Credit Agreement by and among J&F Oklahoma Holdings Inc., Five Rivers Ranch Cattle Feeding, LLC, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, each of the banks or other lending institutions which is a signatory thereto, ING Capital LLC, Bank of America, N.A., US Bank National Association, and Wells Fargo Bank, National Association, dated October 7, 2008

Exhibit number	Exhibit title

10.1.11*	Second Amendment to Amended and Restated Credit Agreement by and among J&F Oklahoma Holdings Inc., Five Rivers Ranch Cattle Feeding LLC, each of the banks or other lending institutions which is a signatory thereto, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, dated October 31, 2008

10.1.12*	Amended and Restated Security Agreement by and among J&F Oklahoma Holdings Inc., Five Rivers Ranch Cattle Feeding LLC, any subsidiary of J&F Oklahoma Holdings Inc. and/or Five Rivers Ranch Cattle Feeding LLC that may execute and deliver the Subsidiary Joinder Agreement, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, dated October 7, 2008

10.1.13*	Consolidated, Amended and Restated Intercompany Loan Agreement dated April 27, 2009 by and between JBS HU Liquidity Management LLC and its Swiss branch, JBS HU Liquidity Management LLC Szombathely (HU) Zug Branch, and JBS USA Holdings, Inc.

10.1.14*	Corporate Offer Letter, by and among Swift Australia (Southern) Pty Limited (formerly Tasman Group Services Pty Ltd A.C.N., Baybrick Pty Ltd, JBS Southern Australia Pty Ltd, JBS Southern Holdco Pty Ltd and NAB, dated May 2, 2008

10.1.15*	AUD120,000,000 Facilities Agreement, by and among Swift Australia Pty Ltd, the guarantors specified therein and Australia and New Zealand Banking Group Limited, dated February 26, 2008

10.1.16†	Raw Material Supply Agreement, by and between JBS USA Holdings, Inc. and Beef Products Inc., dated February 27, 2008

10.1.17	First Amendment to Raw Material Supply Agreement entered into between JBS USA Holdings, Inc. and Beef Products Inc. on February 27, 2008, dated October 20, 2008

10.1.18*	Amended and Restated Promissory Note issued by JBS USA Holdings, Inc. in favor of NBPCO Holdings, LLC, in the amount of US$173,191,457.37, dated December 18, 2008

10.1.19*	Cattle Purchase and Sale Agreement by and between JBS USA, LLC and J&F Oklahoma Holdings Inc., dated October 23, 2008

10.1.20*	Cattle Supply and Feeding Agreement by and between Five Rivers Ranch Cattle Feeding LLC and J&F Oklahoma Holdings Inc., dated October 23, 2008

10.1.21*	JBS USA Holdings, Inc. 2010 Stock Incentive Plan

10.1.22*	English translation of Shareholders’ Agreement by and among BNDES Participações S.A.—BNDESPAR, J&F Participações S.A., ZMF Fundo de Investimento em Participações, and JBS S.A., dated December 22, 2009

10.1.23*	English translation of Investment Agreement among BNDES Participações S.A.—BNDESPAR, JBS S.A., J&F Participações S.A., ZMF Fundo de Investimento em Participações, and JBS USA Holdings, Inc., dated December 22, 2009

10.1.24*	Registration Rights Agreement between JBS USA Holdings, Inc. and BNDES Participações S.A.—BNDESPAR

10.1.25*	Purchase and Sale Agreement between JBS S.A. and JBS USA Holdings, Inc. dated as of December 21, 2009

15**	Letter of BDO Seidman, LLP regarding unaudited interim financial information

21**	List of subsidiaries of the Registrant

Exhibit number	Exhibit title

23.1**	Consent of BDO Seidman, LLP

23.2**	Consent of Grant Thornton LLP

23.3**	Consent of Ernst & Young LLP

23.4**	Consent of Deloitte & Touche LLP

23.5**	Consent of Ernst & Young LLP

23.6*	Consent of White & Case LLP (included in Exhibit 5.1)

24**	Power(s) of attorney

*	To be filed by amendment.
**	Previously filed.
†	Portions of these documents are expected to be omitted pursuant to a request by the Registrant for confidential treatment.

Certain debt instruments of the Registrant and its subsidiaries have been omitted as exhibits because the amounts involved in such debt instruments are less than 10% of the Registrant’s total assets. Copies of debt instruments for which the related debt is less than 10% of the Registrant’s total assets will be furnished to the Commission upon request.